EXHIBIT (d)(5)

                         THE WRIGHT MANAGED INCOME TRUST

                                    AMENDMENT
                            dated December 20 , 2002
                                       to

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                             dated February 1, 1998

         Pursuant to section 7 of the Amended and Restated Administration Agreement between The Wright Managed Income Trust and Eaton Vance Management (the "Administrator") dated February 1, 1998 (the "Agreement"), the Agreement is hereby amended by the inclusion of a revised Schedule B setting forth a new schedule of compensation of the Administrator to become effective as indicated in Schedule B.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

THE WRIGHT MANAGED INCOME TRUST             EATON VANCE MANAGEMENT


By:s/Peter M. Donovan                       By: s/Jeffrey P. Beale
   ------------------                         --------------------
     President                                 Vice President
                                               and not individually

                         THE WRIGHT MANAGED INCOME TRUST

                                   SCHEDULE B

                                                                            FEE STRUCTURE

                                                              FUND                             CLASS
                                                     Under             Over            Under            Over
                                                 $100 Million      $100 Million    $100 Million     $100 Million
                                                 ------------      ------------    ------------     ------------


Effective December 20, 2002

Wright U.S. Government Intermediate Fund            0.07%              0.05%
            Standard Shares                                                           0.02%             0.01%
Wright U.S. Government Near Term Fund               0.07%              0.05%
            Standard Shares                                                           0.02%             0.01%
Wright Current Income Fund                          0.07%              0.05%
            Standard Shares                                                           0.02%             0.01%
            Institutional Shares                                                      0.02%             0.01%
Wright Total Return Bond Fund                       0.09%              0.06%
Wright U.S. Treasury Money Market Fund              0.07%              0.03%
